EXHIBIT 10.1

RIGHTS OFFERING BACKSTOP AGREEMENT

This Rights Offering Backstop Agreement (this “Agreement”), is made and entered into as of the date set forth on the signature page hereto, by and between ARC Group Worldwide, Inc., a Utah corporation (the “Company”), and the stockholder of the Company set forth on the signature page hereto (the “Backstop Purchaser”).

WHEREAS, the Company has proposed to distribute, at no charge, to holders of record of its common stock, par value $0.0005 per share (the “Common Stock”) as of the close of business on the record date of the rights offering (the “Record Date”), non-transferable rights (the “Rights”) to subscribe for and purchase additional shares of Common Stock at a subscription price equal to 90% of the closing price of Common Stock on the Record Date, provided that in no event will the per share subscription price be less than $2.00 per share of Common Stock (the “Subscription Price” and such offering, the “Rights Offering”);

WHEREAS, pursuant to the Rights Offering, stockholders of record will receive one (1) Right for each one (1) share of Common Stock held by them as of the Record Date, and each Right will entitle the holder to purchase one (1) share of Common Stock at the Subscription Price (the “Basic Subscription Right”); whereas, each holder who exercises such holder’s Basic Subscription Rights may subscribe for additional shares of Common Stock to the extent they are available, at the Subscription Price (the “Over-Subscription Right” and, together with the Basic Subscription Right, the “Subscription Rights”);

WHEREAS, the Company desires to raise a total of $10,000,000 in connection with the Rights Offering;

WHEREAS, in order to provide assurance that the Rights Offering is fully subscribed, the Company has offered to the Backstop Purchaser the opportunity, and the Backstop Purchaser has agreed and committed, to exercise its Basic Subscription Right in full and to purchase from the Company upon expiration of the Rights Offering, at the Subscription Price, additional shares of Common Stock not otherwise sold in the Rights Offering, subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the premises and respective covenants and agreements set forth in this Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

Section 1.              The Rights Offering.

(a)           The Company shall use its reasonable best efforts to commence and complete the Rights Offering as soon as reasonably practicable. Specifically, the Company hereby agrees, subject to the terms and conditions set forth herein, to use its reasonable best efforts to file a Registration Statement on Form S-1 (the “Registration Statement”) for the Rights Offering with the Securities and Exchange Commission (the “SEC”) and cause the Registration Statement to be declared effective by the SEC as soon as reasonably practicable.

(b)           The Backstop Purchaser shall cooperate with the Company in connection with the preparation and filing of the Registration Statement, including promptly furnishing to the Company, following written request therefor, any and all information concerning the Backstop Purchaser or its affiliates as may be required to be set forth in the Registration Statement under applicable law.

(c)           In connection with the Rights Offering, the Company shall distribute at no charge to each holder of Common Stock on the Record Date for the Rights Offering (collectively, the “Eligible Common Stockholders”) the Rights to purchase shares of Common Stock, at the per share Subscription Price. Each Eligible Common Stockholder shall be eligible to participate in the Rights Offering and exercise its Basic Subscription Rights pro rata based on each Eligible Common Stockholder’s ownership of Common Stock as of the Record Date for the Rights Offering. In addition, each Eligible Common Stockholder that exercises all of its Basic Subscription Rights may exercise its Over-Subscription Rights and subscribe for additional shares of Common Stock, to the extent available, up to its pro rata share of unsubscribed Rights. For purposes of this Agreement, “pro rata” shall mean (x) the aggregate number of shares of Common Stock held by each Eligible Common Stockholder divided by (y) the aggregate number of shares of Common Stock outstanding, in each case, as of the record date for the Rights Offering.

d)            The number of shares of Common Stock to be issued upon the exercise of all Subscription Rights distributed in the Rights Offering shall equal $10,000,000 divided by the Subscription Price (subject to adjustment for rounding).

Section 2.              Basic Commitment and Over-Subscription Right.

(a)           Subject to the terms and conditions set forth herein, the Backstop Purchaser hereby agrees (on behalf of itself and its affiliates) to purchase from the Company, and the Company hereby agrees to sell to the Backstop Purchaser, at the Subscription Price, all shares of Common Stock that will be available for purchase by the Backstop Purchaser pursuant to its Basic Subscription Right (the “Basic Commitment”).

(b)           The Backstop Purchaser shall have the Over-Subscription Right to subscribe for additional shares of Common Stock that were not subscribed for under the Basic Subscription Right; provided that if the number of remaining shares is not sufficient to satisfy all of the over-subscriptions, the available remaining shares of Common Stock will be prorated among those subscribers who exercise the Over-Subscription rights in proportion to their respective Basic Subscription Rights.

Section 3.              Backstop Commitment.

(a)           Subject to the consummation of the Rights Offering and terms and conditions set forth herein, in order to provide assurance that the Rights Offering will be fully subscribed, the Backstop Purchaser hereby commits to purchase from the Company, and the Company hereby agrees to sell to the Backstop Purchaser, at the Subscription Price, any and all

Unsubscribed Shares, subject to such amount, order and priority as set forth on Schedule A attached hereto (the “Backstop Commitment”), provided however, that the Total Commitment Amount shall not exceed the amount set forth on Schedule A attached hereto. It is understood that the Unsubscribed Shares shall be allocated for the purposes of the Backstop Commitment between the Backstop Purchaser and any other investors who committed to purchase any Unsubscribed Shares by executing a rights offering backstop agreement, in the form of this Agreement with the Company. The “Unsubscribed Shares” means a number of shares of Common Stock equal to the excess, if any, of (i) the aggregate number of shares of Common Stock that may be purchased pursuant to all Rights issued by the Company in connection with the Rights Offering, over (ii) the aggregate number of shares of Common Stock that are purchased by the Eligible Common Stockholders in the Rights Offering pursuant to the exercise of the Subscription Rights. The “Total Commitment Amount” means the maximum amount that the Backstop Purchaser agrees to pay for its aggregate subscription of shares of Common Stock pursuant to its Basic Commitment, its Over-Subscription Right and its Backstop Commitment.

(b)           Within two (2) business days after the closing of the Rights Offering, the Company shall issue to the Backstop Purchaser a notice (the “Subscription Notice”) setting forth the number of shares of Common Stock subscribed for in the Rights Offering pursuant to the exercise of the Subscription Rights by the Eligible Common Stockholders and the aggregate gross proceeds of the Rights Offering and, accordingly, the number of Unsubscribed Shares to be acquired by the Backstop Purchaser pursuant to the Backstop Commitment at the Rights Subscription Price. Shares of Common Stock acquired by the Backstop Purchaser pursuant to the Backstop Commitment are collectively referred to as the “Backstop Acquired Shares.”

(c)           On the terms and subject to the conditions set forth in this Agreement, the closing of the Backstop Commitment (the “Closing”) shall take place remotely via the exchange of documents and signatures on the later of (i) the third business day following the issuance by the Company of the Subscription Notice and (ii) the date that all of the conditions to the Closing set forth in Section 6 of this Agreement have been satisfied or waived or such other time and date as shall be agreed between the Company and the Backstop Purchaser (the date on which the Closing occurs, the “Closing Date”).

(d)           At the Closing (i) the Company shall issue to the Backstop Purchaser the Backstop Acquired Shares against payment by or on behalf of the Backstop Purchaser of the aggregate Rights Subscription Price for all such shares by wire transfer in immediately available funds to the account designated by the Company in writing at least three (3) business day prior to the Closing.

Section 4.              Representations and Warranties by the Backstop Purchaser.

The Backstop Purchaser represents and warrants to the Company as follows:

(a)           Existence and Good Standing; Authority. If the Backstop Purchaser is a corporation, partnership or limited liability company duly organized, the Backstop Purchaser is validly existing and in good standing under the laws of its state or country of organization.

(b)           Authorization; Enforceability. This Agreement has been duly and validly authorized, executed and delivered by the Backstop Purchaser and constitutes a binding obligation of the Backstop Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)           Accredited Investor. The Backstop Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(d)           Information; Knowledge of Business. The Backstop Purchaser is familiar with the business in which the Company is engaged. The Backstop Purchaser has knowledge and experience in financial and business matters; is familiar with the investments of the type that it is undertaking to purchase; is fully aware of the problems and risks involved in making an investment of this type; and is capable of evaluating the merits and risks of this investment. The Backstop Purchaser acknowledges that, prior to executing this Agreement, it (and each of its representatives) has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the financial and other affairs of the Company.

(e)           Investment Intent. The Backstop Purchaser is acquiring shares of Common Stock for its own account, with the intention of holding such shares for investment and with no present intention of participating, directly or indirectly, in a distribution of the shares, and such Backstop Purchaser will not make any sale, transfer or other disposition of any Backstop Acquired Shares for a period of six (6) months from the Closing Date.

(f)            No Manipulation or Stabilization of Price. In connection with the Rights Offering, the Backstop Purchaser has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of any securities of the Company, and it is not aware of any such action taken or to be taken by any person.

(g)           No Registration. The Backstop Purchaser understands (A) that the offer and sale of the Backstop Acquired Shares to be purchased by it pursuant to the terms of this Agreement have not been registered under the Securities Act or any state securities laws, (B) the Company shall not be required to effect any registration or qualification of the Backstop Acquired Shares under the Securities Act or any state securities laws, except pursuant to the Registration Rights Agreement to be entered by and between the Company and the Backstop Purchaser, (C) that the Backstop Acquired Shares will be issued in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities laws, and (D) that the

Backstop Acquired Shares may not be offered for sale, sold or otherwise transferred except pursuant to a registration statement under the Securities Act or in a transaction exempt from or not subject to registration under the Securities Act. Further, the following legends (or similar language) shall be placed on such certificate(s) representing the Backstop Acquired Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED AND/OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND REGISTRATION AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND REGISTRATION AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS PROVIDED THAT AT THE ISSUER’S REQUEST, THE TRANSFEROR THEREOF SHALL HAVE DELIVERED TO THE ISSUER AN OPINION OF COUNSEL (WHICH OPINION SHALL BE IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE ISSUER) TO THE EFFECT THAT SUCH SECURITIES MAY BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, OR (C) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT.

(h)           Sufficiency of Funds. The Backstop Purchaser has and will have available funds sufficient to pay the aggregate Subscription Price for all Common Stock to be purchased by the Backstop Purchaser hereunder.

(i)            Ownership of Common Stock. The number of shares of Common Stock owned by the Backstop Purchaser and its affiliates as of the date hereof is set forth on Exhibit A hereto.

Section 5.              Representations and Warranties of the Company.

(a)           Existence and Good Standing; Authority. The Company is a corporation validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to carry on its business as now conducted.

(b)           Authorization; Enforceability. The Company has all corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles and except as may be limited by applicable law and public policy.

(c)           Valid Issuance of Shares. All of the shares of Common Stock to be issued pursuant to this Agreement will be, as of the date of their issuance, duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered by the Company against payment therefor as provided in this Agreement, (1) will be validly issued, fully paid and nonassessable, (2) will be free and clear of all liens, encumbrances or claims and (3) will not be subject to any statutory or contractual preemptive rights or other similar rights of stockholders.

Section 6.              Conditions.

(a)           The Backstop Purchaser’s obligation to purchase shares of Common Stock pursuant to its Basic Commitment and its Backstop Commitment, as applicable, is subject to the following conditions: (i) the Company shall be in compliance with its obligations under this Agreement in all material respects; (ii) the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and the consummation of the Rights Offering.

(b)           The Company’s obligations hereunder are subject to the representations and warranties of the Backstop Purchaser hereunder being true and correct in all material respects.

(c)           The Closing of the transactions contemplated by this Agreements is further subject to the satisfaction or waiver of customary conditions, including (i) receipt of all applicable regulatory approvals, (ii) compliance with covenants, (iii) the absence of a material adverse effect on the Company or on the ability of the Backstop Purchaser, to perform their obligations under this Agreement, (iv) satisfaction of conditions, (v) the effectiveness of the registration statement related to the Rights Offering, (vi) consummation of the Rights Offering and (vii) approval for listing on the NASDAQ of shares of Common Stock to be issued in the Rights Offering.

Section 7.              Termination.

(a)           By the Backstop Purchaser. The Backstop Purchaser may terminate this Agreement (i) upon the occurrence of a suspension of trading in the Common Stock by the NASDAQ Capital Market, or (ii) if the Company materially breaches its obligations under this Agreement and such breach is not cured within five (5) business days following written notice to the Company.

(b)           By the Company. The Company may terminate this Agreement (i) in the event the Board of Directors, in its reasonable judgment, determines that it is not in the best interests of the Company and its stockholders to proceed with the Rights Offering, (ii) if consummation of the Rights Offering is prohibited by applicable law, rules or regulations, or (iii) if the Backstop Purchaser materially breaches its obligations under this Agreement and such breach is not cured within five (5) business days following written notice to the Backstop Purchaser of such breach.

(c)           Other. The parties hereto may terminate this Agreement if the transactions contemplated hereby are not consummated within 180 days of the date of this Agreement through no fault of the terminating party. In addition, this Agreement shall terminate upon the parties’ mutual written consent.

(d)           Effect of Termination. The Company and the Backstop Purchaser hereby agree that any termination of this Agreement pursuant to this Section 7 (other than termination by one party in the event of a breach of this Agreement by the other party or a misrepresentation of any of the statements made hereby by the other party), shall be without liability to the Company or the Backstop Purchaser.

Section 8.              Governing Law; Dispute Resolution.

(a)           This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

(b)           Any controversy or claim arising out of or relating to this Agreement shall be settled exclusively by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in the City of New York, County of New York, and judgment upon the award rendered by the arbitrator may be entered in any court located in any jurisdiction. The parties expressly consent to the binding arbitral jurisdiction of the AAA in any and all proceedings and the respective entry of award thereof as judgment in any of the permitted courts. Such arbitration shall be conducted by three arbitrators appointed in accordance with the rules of the AAA as then in effect, each of whom shall be an attorney admitted to practice in the State of New York with not less than twenty years of corporate and securities transactional legal experience. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any such proceeding and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.

(c)           Each party irrevocably consents to the service of process in any action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company, to:	Arc Group Worldwide, Inc.
810 Flightline Blvd.
Deland, FL 32724
Telephone: (303) 467-5236
Attn.: Chief Executive Officer

with a copy to:	Wuersch & Gering LLP
(which shall not constitute notice)	100 Wall Street, 10th Floor
New York, NY 10005
Telephone: (212) 509-5050
Attn.: Travis L. Gering, Esq.

If to the Backstop Purchaser, to the address set forth on the signature page hereto.

However, the foregoing shall not limit the right of a party to effect service of process on any other party by any other legally available method.

Section 9.              Indemnification.

(a)           The Company hereby agrees to indemnify the Backstop Purchaser and its affiliates and each of their respective officers, directors, partners, employees, agents and representatives for losses arising out of the Rights Offering and the Registration Statement and prospectus and claims, suits or proceedings challenging the authorization, execution, delivery, performance or expiration of the Rights Offering, this Agreement and certain ancillary agreements and/or any of the transactions contemplated thereby, other than losses arising out of or related to any breach by the Backstop Purchaser of this Agreement.

(b)           The Backstop Purchaser hereby agrees to indemnify the Company and its affiliates and each of their respective officers, directors, partners, employees, agents and representatives for losses arising out of or relating to statements or omissions in the registration statement or prospectus for the Rights Offering (or any amendment or supplement thereto) made in reliance on or in conformity with written information relating to the Backstop Purchaser furnished to the Company by or on behalf of the Backstop Purchaser expressly for use therein.

Section 10.            Amendment; Waiver; Counterparts. This Agreement may not be amended, modified or waived except in a writing signed by each party hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of this Agreement by fax or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement and shall be construed as an original for all purposes.

Section 11.            Entire Agreement. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and replaces and supersedes all prior agreements and understandings, both written on oral, between the parties hereto with respect to the subject matter hereof and shall become effective and binding as of the Record Date subject to the mutual exchange of fully executed counterparts on or prior to the Record Date.

Section 12.            Registration Rights Agreement. Prior to the consummation of the Rights Offering, the Company and the Backstop Purchaser will enter into a registration rights agreement, in the form attached hereto as Exhibit B.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of                            , 2018 by their respective officers thereunto duly authorized.

THE COMPANY: ARC GROUP WORLDWIDE, INC.

By:
Name: Drew M. Kelley
Title: Interim Chief Executive Officer

THE BACKSTOP PURCHASER:

By:
Name:
Title:

EXHIBITS AND SCHEDULES:

Schedule A:	Backstop Commitments/ Allocations

Exhibit A:	Ownership of Common Stock by Backstop Purchaser
Exhibit B:	Registration Rights Agreement

Exhibit A

Ownership of Common Stock by Backstop Purchaser

Backstop Purchaser	Common Stock Held as of the date of this Agreement
Weintraub Capital Management, L.P.
Zori Investment Limited
Kurt Butenhoff
Everest Hill Group Inc.

Exhibit B

Registration Rights Agreement

(attached)

Schedule A

Backstop Purchasers’ Commitment Allocation Schedule

Order and Priority	Backstop Purchaser	Total Commitment Amount*	Allocation
1st Priority	Weintraub Capital Management, L.P.	$1,000,000

If the number of remaining shares after exercise of all basic subscription rights and over-subscription rights is not sufficient to satisfy all backstop commitments in the first priority group, the shares will be allocated pro rata among the 1st Priority Group Backstop Purchasers based on the Backstop Purchasers’ respective ownership percentage of Common Stock on the Record Date.

	Zori Investment Limited	$250,000
	Kurt Butenhoff	$250,000
2nd Priority	Everest Hill Group Inc.	No cap	Up to the remaining available number of shares after exercise of all basic subscription rights, over-subscription rights and backstop commitments allocated and issued to the 1st Priority Group.

* The “Total Commitment Amount” means the maximum amount that the Backstop Purchaser agrees to pay for its aggregate subscription of shares of Common Stock pursuant to its Basic Commitment, its Over-Subscription Right and its Backstop Commitment.